 Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-129294) and Form S-3 (No. 333-175073) of Rexahn Pharmaceuticals, Inc., of our report dated March 22, 2013 relating to the financial statements, which appears in this Form 10-K.

/s/ PARENTEBEARD LLC

Reading, Pennsylvania
March 22, 2013